Exhibit 99.1

UGI International Prices Senior Notes Offering

VALLEY FORGE, PA., November 24, 2021 – UGI Corporation (“UGI” or the “Company”) (NYSE: UGI) announced today that its indirect, wholly owned subsidiary, UGI International, LLC (“UGI International”), priced its offering of €400,000,000 in aggregate principal amount of 2.50% senior unsecured notes due 2029 (the “Notes”). The Notes are being offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act.

The Notes will be fully and unconditionally guaranteed by certain subsidiaries of UGI International that guarantee UGI International’s obligations under its existing €300,000,000 senior unsecured term loan facility and its existing €300,000,000 senior unsecured revolving credit facility, but will not be guaranteed by the Company. UGI International expects to use the net proceeds of the offering to redeem its €350,000,000 principal amount of senior unsecured notes due 2025 in full and to pay fees and expenses in connection with the offering, and the remainder will be used for general corporate purposes and/or be distributed to the Company. The closing of the offering is expected to occur on or about December 7, 2021, subject to customary closing conditions.

The Notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the aggregate principal amount of the Notes to be sold, the expected closing date of the offering or the intended use of proceeds from the offering of the Notes. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s most recent Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) and the seasonal nature of our business; cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; increased customer conservation measures; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; liability for uninsured claims and for claims in excess of insurance coverage; domestic and international political, regulatory and economic conditions in the United States, Europe and other foreign countries, and foreign currency exchange rate fluctuations (particularly the euro); the timing of development of Marcellus and Utica Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future transformation initiatives including the impact of customer disruptions resulting in potential customer loss due to the transformation activities; uncertainties related to the global pandemics, including the duration and/or impact of the COVID-19 pandemic; the impact of proposed or future tax legislation, including potential reversal of existing tax legislation that is beneficial to us; and our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations. The Company undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

About UGI

UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, natural gas utilities in West Virginia, distributes LPG both domestically (through AmeriGas) and internationally (through UGI International), manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing, including renewable natural gas in the Mid-Atlantic region of the United States and California and internationally in France, Belgium, the Netherlands and the UK.

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